Page I of2 PO\üER OF ATTORNEY The undersigned Principal hereby constitutes and appoints Jonathan Richard Nahhal, Agent, the undersigned's true and lawful attorney-in-fact to: ( I ) Execute for and on behalf ofthe undersigned, in the undersigned's capacity as a Section I 6 filer of Vy'estwood Holdings Group, Inc., a Delaware corporation (the "Company"), Forms 3,4 and 5 (and any successor or superseding forms) in accordance with Section 16(a) ofthe Securities Exchange Act of 1934 and the rules thereunder; Do and perform any and all acts for and on behalfofthe undersigned that may be necessary or desirable to complete and to execute any such Form 3, 4 or 5 (and any successor or superseding forms) and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and (3) Take any other action ofany type whatsoever in connection with the foregoing paragraphs 1 & 2 which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf ofthe undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise ofthe rights and powers herein granted specifically with regard to the acts necessary or desirable as referenced in the above paragraphs 1,2 &.3, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifuing and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoìng attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act ofl934 and the rules thereunder. This Power of Attomey shall remain in full force and effect, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attomeys-in-fact. , the undersigned has caused this Power of Attorney to be executed as of thi of 2025 (2) PRIN ctu h(*N^* NOTARY OF PRINCIPAL'S SIGNÄTURE Name of Notary Signature and Seal Placed Here By: Name Genffrew R Nnmen Applicant Westwood Holdings Group, Inc. Notåry lO t9293r2Z4 My ISIGNATURES CONTINUE ON THE NEXT PAGEI

Page2 of2 AG : Jonathan Richard Nahhat By POA from Geofhey RNorman Director, Senior Legal Counssl Westwood Holdings Group, Inc.